UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2024

FREYR Battery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 632-3112

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2024, FREYR Battery, Inc. provided additional information on the appointment of Todd Kantor, Tore Ivar Slettemoen, and David Manners to the FREYR Battery, Inc.’s Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of April 19, 2024, reporting changes to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR BATTERY, INC.

Date: April 19, 2024	By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

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News Release
FREYR Battery Announces the Appointments of Todd Kantor, Tore Ivar Slettemoen, and David Manners to the Board of Directors
Co-founding investors in FREYR and decorated former U.S. government service officer bring decades of relevant experience in institutional energy sector investing, public and government affairs
New York, Oslo, and Newnan, GA, April 19, 2024, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, has appointed Todd Kantor, Tore Ivar Slettemoen, and David Manners to the Company’s Board of Directors (“Board”) effective immediately. The appointments are intended to fill vacancies created by the departures of Mimi Berdal and Jason Forcier, and to strengthen FREYR’s Board as the Company pursues its key growth and capital formation initiatives.
“I am delighted to welcome Todd, Tore Ivar, and David to FREYR’s Board of Directors,” commented Tom Einar Jensen, Co-Founder and Executive Chairperson of FREYR. “Todd and Tore Ivar have been with FREYR since the formative stages of our journey prior to becoming a publicly traded company, and they have provided unwavering capital support and thoughtful counsel throughout their time as cornerstone investors in FREYR. Their appointments underscore our commitment to long-term shareholder value creation as we advance our strategic and capital formation initiatives.”
Mr. Jensen added, “The addition of David to our Board is also an exciting development for us. David has distinguished himself as a long serving leader in the public and private sectors, and his deep expertise in geopolitics, public and government affairs will be enormously valuable in today’s global energy markets.”
Todd Kantor is the Founder and Managing Member of Encompass Capital Advisors, LLC. He has nearly 25 years of experience in the global energy markets as a portfolio manager, analyst, trader, and investment banker. Mr. Kantor, who launched Encompass Capital in 2012, manages an alpha-driven long/short equity strategy focused on bottom-up fundamental analysis across the traditional energy and renewables sectors. Prior to founding Encompass Capital, he was a portfolio manager at Citadel LLC’s PioneerPath Capital platform. Mr. Kantor has a B.B.A. degree from the Goizueta Business School at Emory University.
“As the Managing Member of one of FREYR’s largest and longest tenured investors, Encompass Capital Advisors LLC, I am thrilled to be invited by FREYR’s team to join the Board with Tore Ivar and David. I look forward to supporting the Company’s mission to decarbonize the energy storage and transportation markets. FREYR already has a strong foundation with a cash balance of $276 million at year end 2023 and ownership of a strategic site in Georgia for the Giga America project. With the unrealized option value of the Giga Arctic project in Norway, the accelerating progress at the CQP, and the prospects of consummating key commercial and strategic transactions, I believe that FREYR is uniquely positioned to generate meaningful long-term shareholder value.”
Tore Ivar Slettemoen is the Chairman of Teknovekst AS - Vanir, an institutional investment fund focused on high-growth energy transition investments. He developed the concept and founded FREYR Battery, has worked extensively in project development across the traditional and renewable energy sectors, and has deep experience in scaling up and developing energy transition technology companies. Mr. Slettemoen currently sits on the Boards of Directors of Blastr Green Steel (private); Freija (private), a carbon-neutral eLNG fuels company; and Vanir Green Industries (private). Mr. Slettemoen holds an MSc degree in Mechanical Engineering from the Norwegian University of Science and Technology, and an MBA from the Kellogg School of Management at Northwestern University.
Mr. Slettemoen commented, “As a founding investor and long-term shareholder in FREYR, I am confident that batteries will be a cornerstone of the energy transition, which underpins FREYR’s opportunity to establish a leading competitive position as a U.S.-based battery technology industrialization partner of choice in an industry that is undergoing exponential growth. As a director, I look forward to contributing to FREYR’s commitment to create long-term shareholder value.”
David Manners is the Founder and Owner of the Decapolis Group LLC, an international consulting firm focused on global oil and gas and renewable energy projects. Prior to founding the Decapolis Group in 1999, he served for 20 years at the U.S. Central Intelligence Agency (“CIA”), which included multiple tours abroad and serving on two occasions as the CIA’s Chief of Station. Separately, Mr. Manners has for many years provided analyses of global affairs and risks to leading U.S. investment banks, hedge funds, and private equity firms. Mr. Manners graduated with Merit from the United States Naval Academy with a B.S. in European Studies, and he holds an M.A. in Government from Georgetown University.
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“Batteries are a critical element of the accelerating energy transition on the global stage, and the development of localized supply chains and production capacity in the Western hemisphere are fundamental to energy security, the acceleration of technical knowhow, and other key geostrategic objectives,” commented David Manners. “As an emerging battery producer, FREYR has a vital role to play in the development of the nascent Western hemisphere battery industry. I am excited about the opportunity to serve on FREYR’s Board and to support such an important undertaking.”
FREYR also announced today that Jason Forcier and Mimi Berdal each notified the Board of their intentions not to stand for re-election as Board directors on April 14, 2024, and April 15, 2024, respectively. Mr. Forcier and Mrs. Berdal have subsequently resigned as Board directors effective immediately.
“On behalf of FREYR’s Board of Directors, I wish to thank Mimi and Jason for their valuable service to FREYR,” added Tom Einar Jensen, Co-Founder and Executive Chairperson. “Both Mimi and Jason brought deep industry and governance expertise to our Board, and we wish them all the best in the future endeavors.”

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About FREYR Battery
FREYR Battery is a developer of clean, next-generation battery cell production capacity. The Company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the Company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is operating its Customer Qualification Plant (“CQP”) for technology development in Mo I, Rana, Norway, and the Company is commencing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409 599-5706

Media contact:
Amy Jaick
Global Head of Communications amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585
Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s operational performance and profitability. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, actions of activist stockholders and those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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Important Additional Information and Where to Find It
FREYR plans to file proxy materials with the SEC in connection with the solicitation of proxies for the 2024 Annual Meeting. Prior to the 2024 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FREYR WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://ir.freyrbattery.com/overview/default.aspx or by contacting Investor Relations by phone at (+1) 409-599-5706, by email at jeffrey.spittel@freyrbattery.com.

Certain Information Regarding Participants
The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Mr. Slettemoen and Mr. Kantor (through his affiliate entity, Encompass Capital Advisors LLC) owns in excess of one percent (1%) of the Company’s shares and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) change such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

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